EXHIBIT 99.1

                                      TRUMP
                              ENTERTAINMENT RESORTS


NEWS RELEASE:                              CONTACT:
Wednesday, April 19, 2006;                 Tom Hickey
9 am EST                                   Director of Corporate Communications
                                           (609) 441-6819
                                           tom.hickey@trump.com

                        TRUMP ENTERTAINMENT RESORTS NAMES
                       ROSALIND KRAUSE AS GENERAL MANAGER
                             OF THE TRUMP TAJ MAHAL

ATLANTIC CITY, NJ -Trump Entertainment Resorts, Inc. ("Trump") (NASDAQ NMS:
TRMP) announced today that Rosalind Krause has been named General Manager of Trump's flagship property, the Trump Taj Mahal Casino Resort (the "Taj Mahal"). Ms. Krause, a 27 year veteran of the gaming industry, has served as Assistant General Manager of the property since joining Trump in September 2005.

           Mark Juliano, the Chief Operating Officer of Trump, said today, "Rosalind's leadership has translated to operational and service improvements throughout the Taj Mahal since she joined our team. I am excited to announce Rosalind's promotion because I know she will build upon those successes and, as a team, we will continue to enhance the entertainment experience for our customers and the quality of the work environment for our employees."

           As General Manager, Ms. Krause will be responsible for the overall operation of the 4.2 million square foot property, which includes 1,250 rooms and suites, more than 200 table games and over 4,000 slot machines. Ms. Krause will continue to be responsible for casino operations including table games, slot operations, marketing and player development, and will continue to play an integral roll in the planned $250 million construction of a new 800 room tower and extensive casino renovations. Already, nearly every room and suite in the Taj Mahal has been renovated.

           Prior to joining Trump, Ms. Krause served as Assistant General Manager of Paris Las Vegas and Senior Vice President of Casino Services at Caesar's Palace in Las Vegas. During 27 years in the casino industry in both Atlantic City and Las Vegas, she has also held positions in marketing and has worked as a baccarat, blackjack, craps, and roulette dealer.

           "The Taj Mahal is among the largest, most grand and most exciting casinos ever built," Ms. Krause noted. "I am excited about the tremendous renovations and expansion we have planned to the facility and, with our strong customer base and dedicated employees, I am very confident that we will continue to create more exciting and enjoyable experiences for our customers and employees."

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                        ABOUT TRUMP ENTERTAINMENT RESORTS

           Trump Entertainment Resorts, Inc. ("TER") is a leading gaming company that owns and operates three properties. The Company's properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump, the Company's Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

           The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

           All statements, trend analysis and other information contained in this release relative to the parties' performance, trends in the parties' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the parties, the parties note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the parties. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the parties. The parties do not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of TER are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the parties or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

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           Additional information concerning the potential risk factors that could affect TER's future performance are described from time to time in TER's periodic reports filed with the SEC, including, but not limited to, the TER's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on TER's website, www.trumpcasinos.com.

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